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EXHIBIT 10.1

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                                CREDIT AGREEMENT



                                  BY AND AMONG



                          EASYLINK SERVICES CORPORATION



                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO



                                  AS BORROWERS,



                                       AND

                           WELLS FARGO FOOTHILL, INC.



                                    AS LENDER



                          DATED AS OF DECEMBER 9, 2004



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                                TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION.............................................................................1

         1.1      Definitions.....................................................................................1

         1.2      Accounting Terms................................................................................1

         1.3      Code............................................................................................1

         1.4      Construction....................................................................................1

         1.5      Schedules and Exhibits..........................................................................2

2.       LOAN AND TERMS OF PAYMENT................................................................................2

         2.1      Revolver Advances...............................................................................2

         2.2      Term Loan.......................................................................................3

         2.3      Borrowing Procedures and Settlements............................................................3

                  (a)      Procedure for Borrowing................................................................3

                  (b)      Making of Advances.....................................................................3

         2.4      Payments........................................................................................3

                  (a)      Payments by Borrowers..................................................................3

                  (b)      Apportionment and Application..........................................................3

                  (c)      Prepayments............................................................................5

                  (d)      Application of Payments................................................................6

         2.5      Overadvances....................................................................................6

         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.....................7

                  (a)      Interest Rates.........................................................................7

                  (b)      Letter of Credit Fee...................................................................7

                  (c)      Default Rate...........................................................................7

                  (d)      Payment................................................................................7
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                  (e)      Computation............................................................................8

                  (f)      Intent to Limit Charges to Maximum Lawful Rate.........................................8

         2.7      Cash Management.................................................................................8

         2.8      Crediting Payments; Clearance Charge............................................................9

         2.9      Designated Account.............................................................................10

         2.10     Maintenance of Loan Account; Statements of Obligations.........................................10

         2.11     Fees...........................................................................................10

         2.12     Letters of Credit..............................................................................11

         2.13     LIBOR Option...................................................................................13

                  (a)      Interest and Interest Payment Dates...................................................13

                  (b)      LIBOR Election........................................................................13

                  (c)      Prepayments...........................................................................14

                  (d)      Special Provisions Applicable to LIBOR Rate...........................................14

                  (e)      No Requirement of Matched Funding.....................................................15

         2.14     Capital Requirements...........................................................................15

         2.15     Joint and Several Liability of Borrowers.......................................................16

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................18

         3.1      Conditions Precedent to the Initial Extension of Credit........................................18

         3.2      Conditions Precedent to all Extensions of Credit...............................................18

         3.3      Term...........................................................................................19

         3.4      Effect of Termination..........................................................................19

         3.5      Early Termination by Borrowers.................................................................19

4.       REPRESENTATIONS AND WARRANTIES..........................................................................20

         4.1      No Encumbrances................................................................................20

         4.2      Eligible Accounts..............................................................................20
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         4.3      Intentionally Omitted..........................................................................20

         4.4      Equipment......................................................................................21

         4.5      Location of Equipment..........................................................................21

         4.6      Intentionally Omitted..........................................................................21

         4.7      State of Incorporation; Location of Chief Executive Office; Organizational
                  Identification Number; Commercial Tort Claims..................................................21

         4.8      Due Organization and Qualification; Subsidiaries...............................................21

         4.9      Due Authorization; No Conflict.................................................................22

         4.10     Litigation.....................................................................................23

         4.11     No Material Adverse Change.....................................................................23

         4.12     Fraudulent Transfer............................................................................23

         4.13     Employee Benefits..............................................................................23

         4.14     Environmental Condition........................................................................23

         4.15     Intellectual Property..........................................................................23

         4.16     Leases.........................................................................................24

         4.17     Deposit Accounts and Securities Accounts.......................................................24

         4.18     Complete Disclosure............................................................................24

         4.19     Indebtedness...................................................................................24

         4.20     Subsidiaries...................................................................................24

5.       AFFIRMATIVE COVENANTS...................................................................................25

         5.1      Accounting System..............................................................................25

         5.2      Collateral Reporting...........................................................................25

         5.3      Financial Statements, Reports, Certificates....................................................25

         5.4      Intentionally Omitted..........................................................................25

         5.5      Inspection.....................................................................................25

         5.6      Maintenance of Properties......................................................................25
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         5.7      Taxes..........................................................................................25

         5.8      Insurance......................................................................................26

         5.9      Location of Inventory and Equipment............................................................27

         5.10     Compliance with Laws...........................................................................27

         5.11     Leases.........................................................................................27

         5.12     Existence......................................................................................27

         5.13     Environmental..................................................................................27

         5.14     Disclosure Updates.............................................................................27

         5.15     Control Agreements.............................................................................28

         5.16     Formation of Subsidiaries......................................................................28

6.       NEGATIVE COVENANTS......................................................................................28

         6.1      Indebtedness...................................................................................28

         6.2      Liens..........................................................................................29

         6.3      Restrictions on Fundamental Changes............................................................29

         6.4      Disposal of Assets.............................................................................30

         6.5      Change Name....................................................................................30

         6.6      Nature of Business.............................................................................30

         6.7      Prepayments and Amendments.....................................................................30

         6.8      Change of Control..............................................................................30

         6.9      Consignments...................................................................................30

         6.10     Distributions..................................................................................30

         6.11     Accounting Methods.............................................................................30

         6.12     Investments....................................................................................31

         6.13     Transactions with Affiliates...................................................................31

         6.14     Use of Proceeds................................................................................31
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         6.15     Equipment with Bailees.........................................................................31

         6.16     Financial Covenants............................................................................31

         6.17     Subsidiaries...................................................................................33

7.       EVENTS OF DEFAULT.......................................................................................33

8.       THE LENDER'S RIGHTS AND REMEDIES........................................................................35

         8.1      Rights and Remedies............................................................................35

         8.2      Remedies Cumulative............................................................................35

         8.3      Bank Product Providers.........................................................................35

9.       TAXES AND EXPENSES......................................................................................36

10.      WAIVERS; INDEMNIFICATION................................................................................36

         10.1     Demand; Protest................................................................................36

         10.2     Lender's Liability for Borrower Collateral.....................................................36

         10.3     Indemnification................................................................................36

11.      NOTICES.................................................................................................37

12.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................38

13.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................39

         13.1     Assignments and Participations.................................................................39

         13.2     Successors.....................................................................................41

14.      AMENDMENTS; WAIVERS.....................................................................................41

         14.1     Amendments and Waivers.........................................................................41

         14.2     No Waivers; Cumulative Remedies................................................................41

15.      GENERAL PROVISIONS......................................................................................42

         15.1     Effectiveness..................................................................................42

         15.2     Section Headings...............................................................................42

         15.3     Interpretation.................................................................................42
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         15.4     Severability of Provisions.....................................................................42

         15.5     Withholding Taxes..............................................................................42

         15.6     Counterparts; Electronic Execution.............................................................42

         15.7     Revival and Reinstatement of Obligations.......................................................43

         15.8     Confidentiality................................................................................43

         15.9     Integration....................................................................................43

         15.10    Parent as Agent for Borrowers..................................................................44
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                             EXHIBITS AND SCHEDULES

Exhibit A-1                Form of Assignment and Acceptance
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate
Exhibit L-1                Form of LIBOR Notice

Schedule D-1               Designated Account
Schedule E-1               Eligible Inventory Locations
Schedule L-1               Lender's Account
Schedule P                 Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 1.1               Definitions
Schedule 2.7(a)            Cash Management Banks
Schedule 3.1               Conditions Precedent
Schedule 4.5               Locations of Inventory and Equipment
Schedule 4.7(a)            States of Organization
Schedule 4.7(b)            Chief Executive Offices
Schedule 4.7(c)            Organizational Identification Numbers
Schedule 4.7(d)            Commercial Tort Claims
Schedule 4.8(b)            Capitalization of Borrowers
Schedule 4.8(c)            Capitalization of Borrowers' Subsidiaries
Schedule 4.10              Litigation
Schedule 4.14              Environmental Matters
Schedule 4.15              Intellectual Property
Schedule 4.17              Deposit Accounts and Securities Accounts
Schedule 4.19              Permitted Indebtedness
Schedule 5.2               Collateral Reporting
Schedule 5.3               Financial Statements, Reports, Certificates

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                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of December 9, 2004, by and among, on the one hand, WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), and on the other hand, EASYLINK SERVICES CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein, provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
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         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, less the principal amount from time to time outstanding on the Term Loan, or (ii) the Borrowing Base less the Letter of Credit Usage.

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, without limitation, reserves (i) with respect to (A) sums that Borrowers are required to pay by any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, (B) amounts owing by Borrowers or their Significant Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (ii) after the occurrence and during the continuance of an Event of Default, with respect to such other matters, as Lender in its Permitted Discretion shall deem necessary or appropriate. The parties hereto agree that a rent reserve equal to $120,000 shall be established from the Closing Date through the Maturity Date.

                  (c) The Lender shall not make additional Advances hereunder to the extent the outstanding principal amount of the Advances plus the then outstanding principal amount of the Term Loan plus the Letter of Credit Usage exceed the lowest of (i) the Maximum Revolver Amount, (ii) 2.00 times TTM EBITDA, (iii) 50% of the Enterprise Valuation and (iv) Borrowers' Collections with respect to Accounts arising from transactions located in the United States for the immediately preceding 90 day period.

                  (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

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         2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the "Term Loan") to Borrowers in an amount equal to the Term Loan Amount. The Term Loan shall be repaid (i) in consecutive monthly installments commencing on January 1, 2005, and continuing on the first day of each month thereafter up to and including December 1, 2009, each in an amount equal to $200,000 and (ii) the unpaid principal balance on the Maturity Date. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. The outstanding amount from time to time of the Term Loan shall be fully reserved against the Maximum Revolver Amount.

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender. Such notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

                  (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWERS. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account for the account of Lender and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b) APPORTIONMENT AND APPLICATION.

                      (i) All payments shall be remitted to Lender and all such payments and all proceeds of Collateral received by Lender, shall be applied as follows:

                          (A) first, to pay any Lender Expenses then due to
Lender under the Loan Documents, until paid in full,

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                          (B) second, to pay any fees or premiums then due to
Lender under the Loan Documents until paid in full,

                          (C) third, to pay interest due in respect of Advances
and the Term Loan until paid in full,

                          (D) fourth, to pay all principal amounts then due and
payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                          (E) fifth, so long as no Event of Default has occurred
and is continuing, and at Lender's election, to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                          (F) sixth, so long as no Event of Default has occurred
and is continuing, to pay the principal of all Advances until paid in full,

                          (G) seventh, if an Event of Default has occurred and
is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted,

                          (H) eighth, if an Event of Default has occurred and is
continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                          (I) ninth, if an Event of Default has occurred and is
continuing, to pay any other Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrowers' and their Subsidiaries' obligations in respect of Bank Products), and,

                          (J) tenth, to Borrowers (to be wired to the Designated
Account) or such other Person entitled thereto under applicable law.

                      (ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not apply to any payment made by Borrowers to Lender and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                      (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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                      (iv) In the event of a direct conflict between the
priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

                  (c) PREPAYMENTS.

                      (i) Within ten (10) calendar days after delivery of Parent's annual audited financial statements commencing with the period ending December 31, 2005 and continuing for each period ending December 31 thereafter, the Administrative Borrower shall make an annual prepayment of the outstanding principal amount of the Term Loan in an aggregate amount equal to the lesser of
(i) $400,000 and (ii) 25% of the Excess Cash Flow for each preceding fiscal year.

                      (ii) Immediately upon any sale or disposition by Parent or any of its Significant Subsidiaries of property or assets other than (A) so long as (1) no Default shall have occurred and be continuing, (2) there shall be no Advances outstanding, and (3) the Domain Name Sales and the Infocrossing Stock Sales, as the case may be, shall have occurred on or prior to January 1, 2006, up to $3,000,000 of Net Cash Proceeds from the Domain Name Sales and up to $2,000,000 of Net Cash Proceeds from the Infocrossing Stock Sale and (B) sales or dispositions of Inventory in the ordinary course of business or sales of Equipment or Software (as defined in the Code), the proceeds of which are used to replace such Equipment or Software within 90 days after such sale, Administrative Borrower shall prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by such Person for all such sales or dispositions exceeds $500,000 in any fiscal year. Nothing contained in this subclause (i) shall permit Parent or any of its Significant Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with
Section 6.4.

                      (iii) Immediately upon the receipt by Parent or any of its Significant Subsidiaries of any Extraordinary Receipts in excess of $1,000,000 in the aggregate, Administrative Borrower shall prepay the outstanding principal of the Term Loan in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts; provided, however, that the exceptions to the mandatory prepayments contained in subclause (ii) above.

                      (iv) Immediately upon the occurrence of the outstanding principal amount of the Advances plus the then outstanding principal amount of the Term Loan plus the Letter of Credit Usage exceeding the lowest of (a) the Maximum Revolver Amount, (b) 2.00 times TTM EBITDA, (c) 50% of the Enterprise Valuation and (d) Borrowers' Collections with respect to Accounts arising from transactions located in the United States for the immediately preceding 90 day period, Administrative Borrower shall prepay the outstanding principal amount of the Term Loan in an amount necessary to cause the outstanding principal amount of the Advances plus the then outstanding principal amount of the Term Loan plus the Letter of Credit Usage not to exceed the lowest of clauses (a) through (d) above.

                      (v) The Borrowers may, at any time and from time to time, on and after January 1, 2006, prepay an amount up to $3,000,000 in the aggregate of the outstanding principal amount of the Term Loan, without premium or penalty. The Administrative Borrower shall give the Lender notice of each prepayment pursuant to this Section 2.4(c)(v) no later than 10:00 A.M. on the Business Day before the date of such prepayment. Each such notice of prepayment shall specify (A) the date such prepayment is to be made and (B) the amount of the Term Loan to be prepaid. Amounts to be prepaid pursuant to this Section 2.4(c)(v) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in
Section 2.6.

                  (d) APPLICATION OF PAYMENTS. Each prepayment pursuant to (c) above shall, be applied, first, to the outstanding principal amount of the Term Loan until paid in full, and second, to the outstanding principal amount of the Advances and to cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage. Except as expressly provided in the immediately following sentence, all prepayments of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. The Maximum Revolver Amount shall be permanently reduced by the amount of such prepayment of the Term Loan pursuant to (c) (i),
(ii), (iii) and (iv) above. Prepayments of the Term Loan that are made by the Borrower solely in connection with the events set forth in clause (iv) above, shall be applied as follows: first, such prepayments in an aggregate amount less than or equal to $400,000 in any fiscal year against the remaining installments of principal of the Term Loan in the order of maturity and thereafter, any such prepayments in an aggregate amount greater than $400,000 in any fiscal year against the remaining installments of principal of the Term Loan in the inverse order of maturity. By way of example, if the Borrower makes a one-time prepayment of the Term Loan in an amount equal to $1,000,000 in order to cause the outstanding principal amount of the Advances plus the then outstanding principal amount of the Term Loan plus the Letter of Credit Usage not to exceed the lowest of (i) the Maximum Revolver Amount, (ii) 2.00 times TTM EBITDA, (iii) 50% of the Enterprise Valuation and (iv) the Borrowers' Collections with respect to Accounts arising from transactions located in the United States for the immediately preceding 90 day period, then $400,000 of such $1,000,000 shall be applied against the next two scheduled monthly principal payments, and the remaining $600,000 of such $1,000,000 shall be applied to the last three scheduled monthly principal payments due hereunder. The Applicable Prepayment Premium (as defined in the Fee Letter) shall not be due in connection with any mandatory prepayments required to be paid under Section 2.4(c).

         2.5 OVERADVANCES. If, at any time or for any reason, the outstanding principal amount of the Advances plus the then outstanding principal amount of the Term Loan plus the Letter of Credit Usage owed by Borrowers to Lender hereunder is greater than any of the limitations set forth in Section 2.1 or
Section 2.12, as applicable (an "Overadvance"), Borrowers shall, within the earlier of (i) three Business Days after notice from the Lender of such Overadvance and (ii) one Business Day after the Borrower becomes aware of such Overadvance, pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

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         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND
CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

         The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.50%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(d)) which shall accrue at a rate equal to 3.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender),

                      (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                      (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Except as provided to the contrary in Section
2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that any Obligations are outstanding or at any time that Lender has an obligation to extend credit hereunder. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  (a) Borrowers shall and shall cause each of their Significant Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on
Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Significant Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank for deposit into a cash management account (each a "Cash Management Account") and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrowers or their Significant Subsidiaries) into such Cash Management Account.

                  (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Lender directing the disposition of the funds in such Cash Management Account without further consent by Borrowers or their Significant Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) so long as (A) a Default shall have occurred and be continuing or (B) outstanding Advances are greater than $1,000,000 (any such event referred to in clauses (A) and (B) is hereinafter called a "Cash Management Event"), then one Business Day after the Lender has notified the Borrower, each Cash Management Bank will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Lender's Account, and in all other cases such funds shall be swept on a regular basis from the applicable Cash Management Account to a Deposit Account pursuant to which the Lender has a Control Agreement as required by Section 6.12 hereof. The right of the Lender under this Section 2.7(b) to instruct each Cash Management Bank to sweep to the Lender's Account shall remain effective at all times during the occurrence and continuance of a Cash Management Event and thereafter for a period of 30 days following the date on which the Cash Management Event has been cured by the Borrower (the period from commencement of the Cash Management Event to the end of such 30 day period in which the Cash Management Event has been cured is hereinafter called a "Cash Management Period"). On or before the Business Day after the last day of a Cash Management Period, the Lender shall (i) by written notice to such Cash Management Bank effective as of such Business Day, withdraw the instruction to such Cash Management Bank and instruct such Cash Management Bank to resume sweeping amounts from the applicable Cash Management Account to such Deposit Account pursuant to which the Lender has a Control Agreement as required by Section 6.12 hereof. The Administrative Borrower may make one request of the Lender in a consecutive 12-month period to deactivate the Cash Management Period.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender, and (ii) prior to the time of the opening of such Cash Management Account, a Borrower or its Significant Subsidiary, as applicable, and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers (or their Significant Subsidiaries, as applicable), shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements.

         2.8 CREDITING PAYMENTS; CLEARANCE CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for one Business Day of "clearance" at the rate then applicable under Section
2.6 to Advances that are Base Rate Loans on all Collections that are received by Borrowers and their Significant Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance charge on all Collections of Borrowers and their Significant Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance charge being the equivalent of charging interest on such Collections through the completion of a period ending one Business Days after the receipt thereof.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and the Term Loan, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to
Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Lender, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

         2.12 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit shall be made in writing by an Authorized Person and delivered to Lender via hand delivery, facsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit,
(iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

                      (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

                      (ii) the Letter of Credit Usage would exceed $1,500,000 or

                      (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.

                  Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

                  (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Each Borrower hereby acknowledges and agrees that Lender shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

                  (c) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (d) Any and all issuance charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is 0.825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                  (e) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                      (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                      (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term Loan bear interest at a rate based upon the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b) LIBOR ELECTION.

                      (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 2 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day).

                      (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Administrative Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section
2.13 shall be conclusive absent manifest error.

                      (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Borrowers' and their Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                      (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any Eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Administrative Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Administrative Borrower may, by notice to Lender (y) require Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                      (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Administrative Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire Eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring Eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

         2.15 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                  (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                  (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this
Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Lender.

                  (f) Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) Intentionally Omitted.

                  (h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                      (i) Lender may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                      (ii) If Lender forecloses on any Real Property Collateral pledged by Borrowers:

                           (A) The amount of the Obligations may be reduced only
by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                           (B) Lender may collect from such Borrower even if
Lender, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property.

                  (i) The provisions of this Section 2.15 are made for the benefit of Lender and its successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent).

         3.2 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

                  (d) no Material Adverse Change shall have occurred.

         3.3 TERM. The Agreement shall continue in full force and effect for a term ending on December 31, 2009 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.4 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.5 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 30 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, on the date set forth as the date of termination of this Agreement in such notice. Notwithstanding the foregoing, if Administrative Borrower has sent such prior written notice to Lender to terminate in accordance with this Section 3.5 and
(A) the Administrative Borrower subsequently elects to withdraw such request to terminate within 15 days after sending such prior written notice to Lender because of events outside the reasonable control of the Administrative Borrower, then such initial notice to terminate shall be revoked and be of no force and effect or (B) the Administrative Borrower requests that the Lender extend the effective termination date set forth in such notice for a period not to exceed 30 days after the initial requested termination date because of events outside the reasonable control of the Administrative Borrower, then such initial requested termination date shall be extended for a period not to exceed 30 days following the initial requested termination date. The Administrative Borrower shall be entitled to make such request to revoke a termination or request to extend a termination not more than one time during the term of this Agreement.

4. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         4.1 NO ENCUMBRANCES. Each Borrower and its Significant Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         4.2 ELIGIBLE ACCOUNTS. As to each Account that is identified by a Borrower as an Eligible Account in a borrowing base report submitted to Lender, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers' business,
(b) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

         4.3 INTENTIONALLY OMITTED.

         4.4 EQUIPMENT. Each material item of Equipment of Borrowers and their Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

         4.5 LOCATION OF EQUIPMENT. The Equipment (other than vehicles or Equipment out for repair) of Borrowers and their Significant Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 4.5 (as such Schedule may be updated pursuant to Section 5.9).

         4.6 INTENTIONALLY OMITTED.

         4.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT Claims.

                  (a) The jurisdiction of organization of each Borrower and each of its Significant Subsidiaries is set forth on Schedule 4.7(a).

                  (b) The chief executive office of each Borrower and each of its Significant Subsidiaries is located at the address indicated on Schedule 4.7
(b) (as such Schedule may be updated pursuant to Section 5.9).

                  (c) Each Borrower's and each of its Significant Subsidiaries' organizational identification number, if any, is identified on Schedule 4.7(c).

                  (d) As of the Closing Date, Borrowers and their Significant Subsidiaries do not hold any material commercial tort claims, except as set forth on Schedule 4.7(d).

         4.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

                  (b) Set forth on Schedule 4.8(b), is a complete and accurate description as of the Closing Date of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.8(b), as of the Closing Date there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. As of the Closing Date, no Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 4.8(c), is a complete and accurate list as of the Closing Date of (A) each Borrower's direct and indirect Significant Subsidiaries, (B) Swift Comtext Ltd., (C) EasyLink Services (UK) Ltd. and (D) EasyLink Services Corp. Pte Ltd., showing in each case: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 4.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         4.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                  (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                  (c) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                  (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         4.10 LITIGATION. Other than those matters disclosed on Schedule 4.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of each Borrower, threatened against any Borrower or any of its Subsidiaries.

         4.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and their Subsidiaries that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         4.12 FRAUDULENT TRANSFER.

                  (a) Each Borrower and each Significant Subsidiary is Solvent.

                  (b) No transfer of property is being made by any Borrower or any Subsidiary of a Borrower and no obligation is being incurred by any Borrower or any Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers or their Subsidiaries.

         4.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         4.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 4.14, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers nor any of their Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         4.15 INTELLECTUAL PROPERTY. Each Borrower and each Significant Subsidiary of a Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as
Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material domestic patents, patent applications, trademark registrations, trademark registration applications, and copyright registrations as to which each Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

         4.16 LEASES. Borrowers and their Significant Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by Borrowers or their Significant Subsidiaries exists under any of them.

         4.17 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule
4.17 is a listing of all of Borrowers' and their Significant Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         4.18 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith estimate of their and their Subsidiaries' future performance for the periods covered thereby.

         4.19 INDEBTEDNESS. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Borrower and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof. For purposes of that certain Indenture governing the 7.00% Convertible Subordinated Notes due 2005 (the "Indenture"), the Obligations evidenced by this Agreement shall constitute "Designated Senior Debt" (as such term is defined in the Indenture).

         4.20 SUBSIDIARIES. As used herein, the "Collateral Entities" means at any time the Borrowers and each Subsidiary that is a party to this Agreement or, in the case of a Foreign Subsidiary, 66-2/3 % of the direct or beneficial ownership interest of such Foreign Subsidiary has been pledged to Lender pursuant to a Stock Pledge Agreement. The Collateral Entities' share of the consolidated EBITDA of the Parent and its Subsidiaries for any quarter is greater than 90%. The Collateral Entities' share of the total consolidated assets of the Parent and its Subsidiaries at the end of the most recent quarter is greater than 90%. The Borrowers and the Significant Subsidiaries shall have the right to cause a Subsidiary to take all such actions as may be necessary to cause a Subsidiary to become a Collateral Entity in order to comply with this representation and warranty, including but not limited to causing it to execute and deliver this Agreement or a Stock Pledge Agreement.

5. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the payment in full of the Obligations, Borrowers shall and shall cause each of their respective Significant Subsidiaries to do all of the following:

         5.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrowers also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' sales.

         5.2 COLLATERAL REPORTING. Provide Lender with each of the reports set forth on Schedule 5.2 at the time specified therein. In addition, each Borrower agrees to cooperate fully with Lender to facilitate and, within 90 days following the Closing Date, implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         5.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender, each of the financial statements, reports, or other items set forth on Schedule
5.3 at the times specified therein. In addition, Parent agrees that no Significant Subsidiary of Parent will have a fiscal year different from that of Parent.

         5.4 INTENTIONALLY OMITTED.

         5.5 INSPECTION. Permit Lender and its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrower.

         5.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         5.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Significant Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will, and will cause their Significant Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower or Significant Subsidiary of a Borrower has made such payments or deposits.

         5.8 INSURANCE.

                  (a) At Borrowers' expense, maintain insurance respecting their and their Significant Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with an endorsement naming Lender as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Administrative Borrower shall give Lender prompt notice of any loss exceeding $100,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Administrative Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $100,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $100,000, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations; provided, however, that, with respect to any such monies in an aggregate amount during any 12 consecutive month period not in excess of $100,000, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrowers' Excess Availability is greater than $2,000,000, (C) Administrative Borrower shall have given Lender prior written notice of the Borrowers or their respective Significant Subsidiaries' intention to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation, (D) the monies are held in a cash collateral account in which Lender has a perfected first-priority security interest, and (E) Borrowers or their Significant Subsidiaries complete such repairs, replacements, or restoration within 180 days after the initial receipt of such monies, Borrowers shall have the option to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation unless and to the extent that such applicable period shall have expired without such repairs, replacements, or restoration being made, in which case, any amounts remaining in the cash collateral account shall be paid to Lender and applied as set forth above.

         5.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrowers' and their Significant Subsidiaries' Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.5 and their chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Administrative Borrower may amend Schedule 4.5 or Schedule 4.7 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides to Lender a Collateral Access Agreement with respect thereto.

         5.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         5.11 LEASES. Pay when due all rents and other amounts payable under any material leases to which any Borrower or any Significant Subsidiary of a Borrower is a party or by which any Borrower's or any of its Significant Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         5.12 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and each of its Significant Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses.

         5.13 ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Subsidiary of a Borrower,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and
(iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         5.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or, modifying this Agreement or any of the Schedules hereto.

         5.15 CONTROL AGREEMENTS. Take all reasonable steps in order for Lender to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all of its Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter of credit rights.

         5.16 FORMATION OF SUBSIDIARIES. At the time that any Borrower forms any direct or indirect Significant Subsidiary or acquires any direct or indirect Significant Subsidiary after the Closing Date, such Borrower shall (a) cause such new Significant Subsidiary to provide to Lender a joinder to this Agreement and a joinder to the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Significant Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all, or in the case of a Foreign Subsidiary (that would constitute a Significant Subsidiary if such Foreign Subsidiary were a domestic Subsidiary), 66-2/3%, of the direct or beneficial ownership interest in such new Significant Subsidiary or first-tier Foreign Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

6. NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the payment in full of the Obligations, Borrowers will not and will not permit any of their respective Significant Subsidiaries to do any of the following:

         6.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                  (b) Indebtedness set forth on Schedule 4.19,

                  (c) Permitted Purchase Money Indebtedness,

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 6.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or material increase in the interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

                  (e) endorsement of instruments or other payment items for deposit,

                  (f) Indebtedness composing Permitted Investments,

                  (g) Permitted Hedge Agreements, and

                  (h) Subordinated Indebtedness.

         6.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 6.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         6.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Except for any merger of a Borrower with and into another Borrower, a Borrower with and into a Subsidiary or a Subsidiary with and into a Borrower, in which case such Borrower or Subsidiary shall comply with the requirements set forth in Section 5.16, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, or

                  (d) Suspend or go out of a substantial portion of their business.

         6.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or any Subsidiary of a Borrower.

         6.5 CHANGE NAME. Change any Borrower's or any of its Significant Subsidiaries' name, organizational identification number, state of organization, or organizational identity; provided, however, that a Borrower or a Significant Subsidiary of a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower or such Significant Subsidiary provides any financing statements necessary to perfect and continue perfected Lender's Liens.

         6.6 NATURE OF BUSINESS. Make any change in the principal nature of their business.

         6.7 PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 6.1(d),

                  (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or any Significant Subsidiary of a Borrower, other than the Obligations in accordance with this Agreement

                  (b) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

                  (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b).

         6.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         6.9 CONSIGNMENTS. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         6.10 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Subsidiary to another Subsidiary or Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding.

         6.11 ACCOUNTING METHODS. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrowers' and their Subsidiaries' financial condition. Modify or change in any material respect the billing practices of the Parent and its Significant Subsidiaries.

         6.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Significant Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $10,000 at any one time unless Administrative Borrower or its Significant Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Lender's Liens in such Permitted Investments; provided, further, that the Administrative Borrower shall be permitted to have cash in an aggregate amount not in excess of (i) $30,000 in that certain Deposit Account with US Bank and referred to as account number 000483149324, (ii) $30,000 in that certain Deposit Account with PNC Bank and referred to as account number 8103044192, (iii) $30,000 in that certain Deposit Account with JP Morgan Chase Credit and referred to as account number 323880509 and (iv) $30,000 in that certain Deposit Account with JP Morgan Chase Credit and referred to as account number 558500282565, which Deposit Accounts referred to in clauses (i) through (iv) shall not be subject to Control Agreements so long as the Administrative Borrower closes such Deposit Accounts on or prior to January 31, 2005 and immediately thereafter deposits all cash from such Deposit Accounts to Deposit Accounts that are subject to Control Agreements. Subject to the foregoing proviso, Borrowers shall not and shall not permit their Significant Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

         6.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower (other than Parent or any of its Subsidiaries) except for transactions that (a) are in the ordinary course of Borrowers' business, (b) are upon fair and reasonable terms,
(c) if they involve one or more payments by any Borrower or any of its Subsidiaries in excess of $100,000, are fully disclosed to Lender, and (d) are no less favorable to Borrowers or their respective Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate.

         6.14 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         6.15 EQUIPMENT WITH BAILEES. Store the Equipment of Borrowers or their Significant Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

         6.16 FINANCIAL COVENANTS.

                  (a) Fail to maintain or achieve:

                      (i) MINIMUM EBITDA. EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

------------------------------------------------------------ ---------------------------------------------------------
                     APPLICABLE AMOUNT                                          APPLICABLE PERIOD
------------------------------------------------------------ ---------------------------------------------------------
                        $1,945,000                                            FOR THE 3 MONTH PERIOD
                                                                             ENDING DECEMBER 31, 2004
------------------------------------------------------------ ---------------------------------------------------------
                        $2,790,000                                            FOR THE 6 MONTH PERIOD
                                                                              ENDING MARCH 31, 2005
------------------------------------------------------------ ---------------------------------------------------------
                        $4,160,000                                            FOR THE 9 MONTH PERIOD
                                                                               ENDING JUNE 30, 2005
------------------------------------------------------------ ---------------------------------------------------------
                        $6,175,000                                           FOR THE 12 MONTH PERIOD
                                                                            ENDING SEPTEMBER 30, 2005
------------------------------------------------------------ ---------------------------------------------------------
                        $7,450,000                                           FOR THE 12 MONTH PERIOD
                                                                             ENDING DECEMBER 31, 2005
------------------------------------------------------------ ---------------------------------------------------------
                        $2,500,000                                            FOR THE 3 MONTH PERIOD
                                                                            ENDING MARCH 31, 2006 AND
                                                                       FOR EACH CALENDAR QUARTER THEREAFTER
------------------------------------------------------------ ---------------------------------------------------------

If, however, at any time, the Borrowers' Qualified Cash plus Availability is less than $6,500,000 (such circumstance is hereinafter referred to as a "Liquidity Shortfall Event"), then, at the Lender's sole discretion, the EBITDA covenant shall be adjusted to a monthly test in such amounts as agreed to by the Lender and the Borrowers based on the most-recent Projections, which testing period shall commence within 10 Business Days after the Lender notifies the Administrative Borrower of the occurrence of a Liquidity Shortfall Event and shall continue until 3 months after such Liquidity Shortfall Event has been cured by the Borrowers.

                  (b) Make:

                      (i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

--------------------------------- ------------------------------- ------------------------------
        FISCAL YEAR 2004                 FISCAL YEAR 2005             FISCAL YEAR 2006 AND
                                                                           THEREAFTER
--------------------------------- ------------------------------- ------------------------------
           $3,000,000                       $6,000,000                     $4,000,000
--------------------------------- ------------------------------- ------------------------------

If, however, the amount set forth above for a particular fiscal year exceeds the actual amount of Capital Expenditures so incurred by the Borrowers in such fiscal year, then 50% of such excess Capital Expenditures may be carried forward to the succeeding fiscal year to increase the amount of Capital Expenditures that may be incurred hereunder in such succeeding fiscal year.

         6.17 SUBSIDIARIES. Permit (a) the Collateral Entities' share of the consolidated EBITDA of the Parent and its Subsidiaries for any quarter to be less than 90% and (b) the Collateral Entities' share of the total consolidated assets of the Parent and its Subsidiaries at the end of the most recent quarter to be less than 90%.

7. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         7.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due Lender, reimbursement of Lender Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days after notice of such failure from Lender in the case of Obligations other than interest, fees and charges hereunder due Lender, or (b) all or any portion of the principal of the Obligations);

         7.2 If Borrowers or any of their Significant Subsidiaries

                  (a) fail to perform or observe any covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.4, 5.5, 5.8, 5.12, 5.14, 5.16, and
6.1 through 6.17 of this Agreement;

                  (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11, and 5.15 of this Agreement and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to Administrative Borrower by Lender; or

                  (c) fails to perform or observe any covenant or other agreement contained in such Agreement, or in any of the other Loan Documents; in each case, other than any such covenant or agreement that is the subject of another provisions of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to Administrative Borrower by Lender;

         7.3 If any material portion of any Borrower's or any of its Significant Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Borrower or the applicable Significant Subsidiary;

         7.4 If an Insolvency Proceeding is commenced by any Borrower or any Significant Subsidiary of a Borrower;

         7.5 If an Insolvency Proceeding is commenced against any Borrower or any Significant Subsidiary of a Borrower, and any of the following events occur:
(a) the applicable Borrower or such Significant Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any Significant Subsidiary of a Borrower, or (e) an order for relief shall have been issued or entered therein;

         7.6 If any Borrower or any Significant Subsidiary of a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         7.7 If one or more judgments or other claims involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against any Borrower or any Significant Subsidiary of any Borrower or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Borrower or the applicable Significant Subsidiary;

         7.8 If there is a default in one or more agreements to which any Borrower or any Significant Subsidiary of a Borrower is a party with one or more third Persons relative to any Borrower's or any Significant Subsidiary's Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or Significant Subsidiary's obligations thereunder;

         7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect as of the date of issuance or making or deemed making thereof;

         7.10 [intentionally omitted];

         7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or

         7.12 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Significant Subsidiary of a Borrower, or a proceeding shall be commenced by any Borrower or any Significant Subsidiary of a Borrower, or by any Governmental Authority having jurisdiction over any Borrower or any Significant Subsidiary of a Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Significant Subsidiary of a Borrower shall deny that it has any liability or obligation purported to be created under any Loan Document.

8. THE LENDER'S RIGHTS AND REMEDIES.

         8.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations; and

                  (d) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

                  The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender, Lender's obligation to extent credit hereunder shall terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

         8.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

         8.3 BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in any Loan Document with respect to the Bank Product Providers or the Bank Product Obligations; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Lender shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Lender in writing of the amount of any such liability owed to it prior to such distribution.

9. TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, unless such payment or deposit is being contested in good faith by such Borrower, Lender, in its sole discretion and upon 5-day prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Lender deems necessary to protect Lender from the exposure created by such failure, or
(c) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10. WAIVERS; INDEMNIFICATION.

         10.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

         10.2 LENDER'S LIABILITY FOR BORROWER COLLATERAL. Each Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:
(i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers.

         10.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery or enforcement (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

         If to Administrative Borrower:     EasyLink Services Corporation
                                            33 Knightsbridge Road
                                            Piscataway, New Jersey
                                            Attn: Vice President and
                                                  Chief Financial Officer
                                            Fax No.: (866) 210-8195

         with copies to:                    EasyLink Services Corporation
                                            33 Knightsbridge Road
                                            Piscataway, New Jersey
                                            Attn: General Counsel
                                            Fax No.: (201) 477-6503

                                            Pillsbury Winthrop LLP
                                            1540 Broadway
                                            New York, New York 10036-4039
                                            Attn: Ronald Fleming, Esq.
                                            Fax No.: (212) 298-9931

         If to Lender:                      Wells Fargo Foothill, Inc.
                                            One Boston Place, 18th Floor
                                            Boston, Massachusetts 02108
                                            Attn: Business Finance Manager
                                            Fax No.: (617) 523-1697

         with copies to:                    Duane Morris LLP
                                            227 West Monroe Street, Suite 3400
                                            Chicago, Illinois 60606
                                            Attn: Kenneth A. Latimer, Esq.
                                            Fax No.: (312) 499-6701

                  Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(B).

                  BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         13.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an Assignment and Acceptance. Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                  (b) From and after the date that Lender provides Administrative Borrower with such written notice and an executed Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15.7 of this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant thereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon such assigning Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, and (5) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon Borrower's receipt of the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (e) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of
Section 15.8, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

                  (g) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         13.2 SUCCESSORS. The Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

         14.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.

         14.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

15. GENERAL PROVISIONS.

         15.1 EFFECTIVENESS. The Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

         15.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         15.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         15.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         15.5 WITHHOLDING TAXES. All payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the penultimate sentence of this Section 15.5. "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Borrower.

         15.6 COUNTERPARTS; ELECTRONIC EXECUTION. The Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         15.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         15.8 CONFIDENTIALITY.

                  Lender agrees that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 15.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 15.8 shall survive for 2 years after the payment in full of the Obligations.

         15.9 INTEGRATION. The Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         15.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 15.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

                          [Signature pages to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                         EASYLINK SERVICES CORPORATION,
                         a Delaware corporation


                         By: s/Thomas F. Murawski
                         Title: President & Chief Executive Officer


                         SWIFT TELECOMMUNICATIONS, INC.,
                         a Delaware corporation


                         By: s/Thomas F. Murawski
                         Title: President & Chief Executive Officer


                         EASYLINK SERVICES INTERNATIONAL, INC.,
                         a Delaware corporation


                         By: s/Thomas F. Murawski
                         Title: President & Chief Executive Officer

                         EASYLINK SERVICES USA, INC.,
                         a Delaware corporation


                         By: s/Thomas F. Murawski
                         Title: President & Chief Executive Officer


                         WELLS FARGO FOOTHILL, INC.,
                         a California corporation


                         By: s/Brent Shay
                         Title: Vice President

                                  SCHEDULE 1.1

As used in the Agreement, the following terms shall have the following definitions:

         "Account" means an account (as that term is defined in the Code).

         "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.

         "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

         "Administrative Borrower" has the meaning specified therefor in Section 15.10.

         "Advances" has the meaning specified therefor in Section 2.1(a).

         "Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

         "Agreement" means the Credit Agreement to which this Schedule 1.1 is attached.

         "Assignee" has the meaning specified therefor in Section 13.1(a).

         "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

         "Authorized Person" means any officer or employee of Administrative Borrower.

         "Availability" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

         "Bank Product" means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) transactions under Hedge Agreements.

         "Bank Product Agreements" means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

         "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

         "Bank Product Provider" means Wells Fargo or any of its Affiliates.

         "Bank Product Reserve" means, as of any date of determination, the lesser of (a) $1,500,000, and (b) the amount of reserves that Lender has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Administrative Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

         "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

         "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

         "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

         "Base Rate Loan" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

         "Base Rate Margin" means .75 percentage points.

         "Base Rate Term Loan Margin" means 3.75 percentage points.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

         "Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble to the Agreement.

         "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by Lender.

         "Borrowing Base" means

         (1) prior to delivery to the Lender of the IMS/GMS System Audit, as of any date of determination, the result of:

         (a) the lowest of

             (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve,

             (ii) an amount equal to Borrowers' Collections with respect to Accounts for the immediately preceding 90 day period, and

             (iii) $3,000,000, plus

         (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

         (2) after delivery to the Lender of the IMS/GMS System Audit, as of any date of determination, the result of:

         (a) the lowest of

             (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve,

             (ii) an amount equal to Borrowers' Collections with respect to Accounts for the immediately preceding 90 day period, and

             (iii) $7,500,000, plus

         (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

         "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

         "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

         "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Cash Equivalents" means (a) marketable direct obligations issued by or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

         "Cash Management Account" has the meaning specified therefor in Section 2.7(a).

         "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Lender, each of which is among Administrative Borrower or one of its Significant Subsidiaries, Lender, and one of the Cash Management Banks.

         "Cash Management Bank" has the meaning specified therefor in Section 2.7(a).

         "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

         "Closing Date" means the date of the making of the Term Loan (or other extension of credit) hereunder.

         "Closing Date Business Plan" means the set of Projections of Borrowers for the 3 calendar year period commencing with 2004 (on a year by year basis, except for 2004, on a month by month basis and 2005, on a quarter by quarter basis) in form and substance satisfactory to the Lender in its sole and absolute discretion.

         "Code" means the New York Uniform Commercial Code, as in effect from time to time.

         "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Significant Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

         "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower's or its Significant Subsidiaries' books and records, Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

         "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the independent directors of the Parent, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

         "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Administrative Borrower or one of its Significant Subsidiaries, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

         "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

         "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Deposit Account" means any deposit account (as that term is defined in the Code).

         "Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-1.

         "Designated Account Bank" has the meaning specified therefor in Schedule D-1.

         "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 360 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers' Accounts during such period that have not been previously reflected on the applicable invoice used in calculating the Borrowing Base, by (b) Borrowers' billings with respect to Accounts during such period.

         "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

         "Dollars" or "$" means United States dollars.

         "Domain Name Sales" means the sale to third parties of those domain names previously disclosed to Lender.

         "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus the gain on the early extinguishment of Indebtedness paid to the Existing Lenders with the proceeds of the Term Loan in an amount not to exceed $1,500,000, interest expense, income taxes, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP.

         "Eligible Accounts" means those Accounts created by a Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

         (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

         (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

         (c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower,

         (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e) Accounts that are not payable in Dollars,

         (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

         (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States,

         (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

         (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

         (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

         (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Lender to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

         (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

         (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

         (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

         (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

         "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Lender.

         "Enterprise Valuation" means the valuation report prepared (i) by Empire Valuation Consultants setting forth in detail the enterprise value of the Parent and its Subsidiaries as a whole as of the Closing Date, in form and substance satisfactory to the Lender in its sole and absolute discretion and
(ii) by such appraisal firm as reasonably acceptable to the Lender setting forth in detail the enterprise value of the Parent and its Subsidiaries as a whole as of each such date as required by the Lender in its Permitted Discretion.

         "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

         "Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

         "Equipment" means equipment (as that term is defined in the Code).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

         "Event of Default" has the meaning specified therefor in Section 7.

         "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Borrowers and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

         "Excess Cash Flow" means for any period (a) EBITDA for such period minus (b) the total for such period of (i) the lesser of (A) Capital Expenditures and (B) the maximum amount of Capital Expenditures permitted to be incurred by the Borrowers pursuant to Section 6.16(b), (ii) regularly scheduled payments of principal on the Funded Debt, (iii) cash Interest Expense and (iv) cash income taxes.

         "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

         "Existing Lenders" means, collectively, American Stock Transfer Company, as trustee; Pentech Financial Services, Inc.; GATX Financial Corporation-Capital Division; and PTEK Holdings, Inc.

         "Extraordinary Receipts" means any Collections received by a Borrower or any Subsidiary of a Borrower not in the ordinary course of business, including, (a) foreign, United States, state or local tax refunds in an aggregate amount greater than $100,000, (b) pension plan reversions, (c) proceeds of insurance, except as otherwise provided for in Section 5.8(b), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments and (g) any purchase price adjustment received in connection with any purchase agreement.

         "Fee Letter" means that certain fee letter between Borrowers and Lender, in form and substance satisfactory to Lender.

         "Foreign Subsidiary" means any Subsidiary of the Parent that is incorporated, formed or organized under any laws of any jurisdiction other than the laws of any state or commonwealth within the United States.

         "Funded Debt" means, with respect to Parent and its Subsidiaries as of any date of determination, the sum of (a) the outstanding amount of the Revolver Usage and (b) the principal amount of any other Indebtedness secured by the assets of the Parent and its Subsidiaries.

         "Funding Date" means the date on which a Borrowing occurs.

         "Funding Losses" has the meaning specified therefor in Section 2.13(b)(ii).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

         "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hedge Agreement" means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "IMS/GMS System Audit" means a financial audit of the IMS and GMS systems of the Parent in form and substance satisfactory to the Lender in its sole and absolute discretion, which audit shall also include, among other things, the satisfactory establishment of electronic collateral reporting systems performed by personnel hired or employed by the Lender.

         "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

         "Indemnified Liabilities" has the meaning specified therefor in Section 10.3.

         "Indemnified Person" has the meaning specified therefor in Section
10.3.

         "Infocrossing Stock" means those shares of capital stock in Infocrossing, Inc., a Delaware corporation owned by the Parent.

         "Infocrossing Stock Sale" means the sale of Infocrossing Stock by the Parent to a third party.

         "Insignificant Subsidiary" means each of World.com, Inc., Mail.com BMS Holdings, Inc., Asia.com, Inc., India.com, Inc. and any other Subsidiary of the Parent that is neither a Significant Subsidiary nor a Foreign Subsidiary.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Intellectual Property Security Agreement" means each intellectual property security agreement executed and delivered by each applicable Borrower in favor of Lender and the Bank Product Providers, the form and substance of which is satisfactory to Lender.

         "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and each of their Subsidiaries and Lender, the form and substance of which is satisfactory to Lender.

         "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

         "Inventory" means inventory (as that term is defined in the Code).

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "L/C" has the meaning specified therefor in Section 2.12(a).

         "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

         "L/C Undertaking" has the meaning specified therefor in Section
2.12(a).

         "Lender" has the meaning specified therefor in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.

         "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any Subsidiary of a Borrower, (h) Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

         "Lender-Related Person" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

         "Lender's Account" means the account identified in Schedule L-1.

         "Lender's Liens" means the Liens granted by Borrowers or their Significant Subsidiaries to Lender under the Agreement or the other Loan Documents.

         "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

         "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

         "LIBOR Deadline" has the meaning specified therefor in Section 2.13(b)(i).

         "LIBOR Notice" means a written notice in the form of Exhibit L-1.

         "LIBOR Option" has the meaning specified therefor in Section 2.13(a).

         "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR Rate Margin" means 3.50 percentage points.

         "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, notice of Lien, levy or assessment, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "Loan Account" has the meaning specified therefor in Section 2.10.

         "Loan Documents" means the Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Fee Letter, Intellectual Property Security Agreement, the Stock Pledge Agreements, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Security Agreement, any note or notes executed by a Borrower in connection with the Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with the Agreement.

         "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of a Borrower's or any of its Significant Subsidiaries' ability to perform their respective obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Significant Subsidiary.

         "Maturity Date" has the meaning specified therefor in Section 3.3.

         "Maximum Revolver Amount" means $15,000,000.

         "Net Cash Proceeds" means, (i) with respect to any sale or disposition by the Parent or any Significant Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Parent or such Significant Subsidiary, in connection therewith after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (1) Indebtedness owing to Lender under this Agreement or the other Loan Documents and (2) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (b) reasonable expenses related thereto incurred by Parent or such Significant Subsidiary in connection therewith, and (c) taxes paid or payable to any taxing authorities by Parent or such Significant Subsidiary in connection therewith (including, but not limited to, the expenses of third party brokers, finders, financial advisors, attorneys, accountants and other third party consultants retained in connection with such sale or disposition) and (ii) with respect to the issuance or incurrence of any Indebtedness by Parent or any of its Significant Subsidiaries, or the sale or issuance by Parent or any of its Significant Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred compensation) by or on behalf of Parent or such Significant Subsidiary in connection therewith, after deducting therefrom only (a) reasonable expenses related thereto incurred by Parent or such Significant Subsidiary in connection therewith, (b) transfer taxes paid by Parent or such Significant Subsidiary in connection therewith and (c) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause
(a) and (b) to the extent, but only to the extent, that the amounts so deducted are (1) actually paid to Parent that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of Parent or any of its Significant Subsidiaries and (2) properly attributable to such transaction or to the asset that is the subject thereof.

         "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding, contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding, lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

         "Overadvance" has the meaning specified therefor in Section 2.5.

         "Parent" has the meaning specified therefor in the preamble to the Agreement.

         "Participant" has the meaning specified therefor in Section 13.1(e).

         "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) the Domain Name Sales and (f) the Infocrossing Stock Sale.

         "Permitted Hedge Agreements" means, as of any date of determination, unsecured Hedge Agreements incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $1,000,000.

         "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with the provision or purchase of goods or services in the ordinary course of business, (d) Investments of the Administrative Borrower held with UBS Financial Services as the Securities Intermediary in an amount not to exceed Nine Million Dollars ($9,000,000) at any time, (e) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower in an amount not to exceed Five Hundred Thousand Dollars ($500,000) at any one time, (f) Investments in a Borrower, (g) Investments in a Foreign Subsidiary in an amount not to exceed $500,000 in the aggregate and (h) Investments in an Insignificant Subsidiary in an amount not to exceed $250,000 in the aggregate.

         "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Lender's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under
Section 7.7 of the Agreement, (d) Liens set forth on Schedule P, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

         "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books and records of any Borrower or any Subsidiary of any Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

         "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $250,000.

         "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

         "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

         "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or a Significant Subsidiary and the improvements thereto.

         "Real Property Collateral" means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower or any Significant Subsidiary.

         "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

         "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $3,000,000.

         "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

         "Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage, plus (c) the then extant amount of the Term Loan.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "Securities Account" means a securities account (as that term is defined in the Code).

         "Security Agreement" means a security agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender.

         "Significant Subsidiary" means each of the Borrowers (other than the Parent), and thereafter any "Significant Subsidiary" as defined in Rule 1-02 of the Regulation S-X promulgated by the SEC under the Exchange Act other than any Foreign Subsidiary.

         "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

         "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Stock Pledge Agreement" means each stock pledge agreement executed and delivered (i) by each Borrower pledging 100% of the issued and outstanding capital stock of each Significant Subsidiary; (ii) by each Borrower pledging 66-2/3% of the issued and outstanding capital stock of Swift Comtext Ltd and EasyLink Services Ltd. and each other first-tier Foreign Subsidiary that would constitute a Significant Subsidiary if such Foreign Subsidiary were a domestic Subsidiary and (iii) by the Parent pledging 100% of the Infocrossing Stock owned by the Parent.

         "Subordinated Indebtedness" means Indebtedness that is subordinated to the Obligations owed to the Lender hereunder and under the other Loan Documents on terms satisfactory to the Lender in its sole and absolute discretion.

         "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         "Taxes" has the meaning specified therefor in Section 15.5.

         "Term Loan" has the meaning specified therefor in Section 2.2. "Term Loan Amount" means $12,000,000.

         "TTM EBITDA" means, as of any date of determination and with respect to the Parent, the EBITDA of the Parent and its Subsidiaries for the 12 month period most recently ended.

         "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

         "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

         "United States" means the United States of America.

         "Voidable Transfer" has the meaning specified therefor in Section 15.7.

         "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                                  SCHEDULE 3.1

         The obligation of Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of Lender (the making of such initial extension of credit by Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

             (a) the Closing Date shall occur on or before December 31, 2004;

             (b) Lender shall have received a letter duly executed by each Borrower authorizing Lender to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests to be created by the Loan Documents;

             (c) Lender shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender's Liens in and to the Collateral, and Lender shall have received searches reflecting the filing of all such financing statements;

             (d) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                 (i) the Cash Management Agreements,

                 (ii) the Control Agreements,

                 (iii) the Intellectual Property Security Agreement,

                 (iv) a disbursement letter executed and delivered by Borrowers to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender,

                 (v) the Fee Letter,

                 (vi) the Intercompany Subordination Agreement,

                 (vii) letters, in form and substance satisfactory to Lender, from each of the Existing Lenders to Lender respecting the amount necessary to repay in full all of the obligations of Borrowers and their Significant Subsidiaries owing to such Existing Lender and obtain a release of all of the Liens existing in favor of such Existing Lender in and to the assets of Borrowers and their Significant Subsidiaries, together with termination statements and other documentation evidencing the termination by such Existing Lender of its Liens in and to the properties and assets of Borrowers and their Significant Subsidiaries,

                 (viii) the Security Agreement and

                 (ix) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank.

              (e) Lender shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party, (ii) authorizing specific officers of such Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Borrower;

              (f) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

              (g) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

              (h) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

              (i) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.8, the form and substance of which shall be satisfactory to Lender;

              (j) Lender shall have received Collateral Access Agreements with respect to the following locations: (i) Glen Head, NJ; and (ii) Dayton, OH;

              (k) Lender shall have received an opinion of Borrowers' counsel in form and substance satisfactory to Lender;

              (l) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

              (m) Lender shall have completed its business, legal, and collateral due diligence, including a pre-funding collateral audit and review of Borrowers' and their Significant Subsidiaries' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender;

              (n) Lender shall have received completed reference checks with respect to Borrowers' senior management, including, verification of compliance with Section 326 of the USA Patriot Act, the results of which are satisfactory to Lender in its sole discretion;

              (o) Lender shall have received the Enterprise Valuation;

              (p) Lender shall have received the Closing Date Business Plan;

              (q) Borrowers shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

              (r) Borrowers and each of their Significant Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Significant Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

              (s) Lender shall have received UCC, tax lien, judgment and bankruptcy searches against the Borrowers in such jurisdictions deemed appropriate by the Lender in its sole and absolute discretion ,the results of which shall be satisfactory to the Lender;

              (t) Lender shall have received searches from the U.S. Patent and Trademark Office against the Borrowers, the results of which shall be satisfactory to the Lender;

              (u) Lender shall have received and reviewed all material contracts to which the Borrowers and their Significant Subsidiaries are a party, including, without limitation, supplier, service and customer contracts, the results of which shall be satisfactory to the Lender;

              (v) Lender shall have received and reviewed all material information concerning any litigation or investigative actions to which the Borrowers and their Significant Subsidiaries are a party, the results of which shall be satisfactory to the Lender;

              (w) Lender shall have received and reviewed the internally prepared monthly financial statements of the Borrowers and their Subsidiaries for the period ending September 30, 2004, the results of which shall be satisfactory to the Lender;

              (x) Lender shall have received actuarial reports indicating that none of the Benefit Plans of the Administrative Borrower are underfunded; and

              (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

                                  SCHEDULE 5.2

         Provide Lender with each of the documents set forth below at the following times in form satisfactory to Lender:

============================= ==================================================================================================
Monthly (no later than the    (a) an Account roll-forward with supporting details supplied from sales journals,  collection
10th day of each month)           journals, credit registers and any other records,

                              (b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to
                                  Borrowers' and their Significant Subsidiaries' Accounts,

                              (c) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount  determined in the sole  discretion  of Lender,  from time to time,
----------------------------- --------------------------------------------------------------------------------------------------
                              (d) a Borrowing Base Certificate,

                              (e) a detailed aging, by total, of Borrowers' Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

                              (f) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if
                                  Borrower has not implemented electronic reporting,

                              (g) a summary aging, by vendor, of Borrowers' and their Significant Subsidiaries' accounts payable and any book overdraft (delivered electronically in an acceptable format, if
                                  Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

                              (h) a detailed report regarding Borrowers' and their Significant Subsidiaries' cash and Cash
                                  Equivalents, including an indication of which amounts constitute Qualified Cash, and
============================= ==================================================================================================

============================= ==================================================================================================
                              (i) a monthly Account roll-forward, in a format acceptable to Lender in its discretion, tied to the beginning and ending account receivable balances of Borrowers' respective general ledgers.
----------------------------- --------------------------------------------------------------------------------------------------
Monthly (no later than the    (j) a reconciliation of Accounts and trade accounts payable of Borrowers' respective general
30th day of each month)           ledger accounts to their monthly financial statements including any book reserves related to each category,
----------------------------- --------------------------------------------------------------------------------------------------
                              (k) a report of any deemed dividend giving rise to any tax liability with respect to any Borrower or its respective Subsidiary, and
----------------------------- --------------------------------------------------------------------------------------------------
                              (l) a report regarding Borrowers' and their Significant Subsidiaries' accrued, but unpaid, ad valorem taxes.
----------------------------- --------------------------------------------------------------------------------------------------
Quarterly                     (m) a list of any new or updated intellectual  property owned Borrowers or their Significant
                                  Subsidiaries and
----------------------------- --------------------------------------------------------------------------------------------------
                              (n) a detailed list of Borrowers' and their Significant Subsidiaries' customers and any agreements (with termination dates) with such customers, including, contact information of customers.
----------------------------- --------------------------------------------------------------------------------------------------
Upon request by Lender        (o) copies of purchase orders and invoices for Software and Equipment acquired by Borrowers or their Significant Subsidiaries, and

                              (p) such other reports as to the Collateral or the financial condition of Borrowers and their
                                  Significant Subsidiaries, as Lender may reasonably request.
----------------------------- --------------------------------------------------------------------------------------------------
Immediately                   (q) notice of termination of any material  contract to which any Borrower or its Significant
                                  Subsidiaries is a party,
----------------------------- --------------------------------------------------------------------------------------------------
                              (r) notice of any change in revenue recognition or billing practices with respect to any Borrower or any Subsidiary, and
----------------------------- --------------------------------------------------------------------------------------------------
                              (s) a list of any new Software applications with respect to any Borrower or any Subsidiary or any intent to register any intellectual property owned or licensed by any Borrower or any Subsidiary.
============================= ==================================================================================================

                                  SCHEDULE 5.3

         Deliver to Lender each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to
Lender:

============================= ========================================================================================
as soon as available, but in  (a) an unaudited consolidated and consolidating balance sheet, income statement,
any event within 30 days      and statement of cash flow covering Parent's and its Subsidiaries' operations
(45 days in the case of a     during such period, and
month that is the end of one
of Parent's fiscal quarters)  (b) a Compliance Certificate.
after the end of each month
during each of Parent's
fiscal years
----------------------------- ----------------------------------------------------------------------------------------
as soon as available, but     (c) consolidated and consolidating financial statements of Parent and its
in any event within 90 days   Subsidiaries for each such fiscal year, audited by independent certified public
after the end of each of      accountants reasonably acceptable to Lender and certified, without any
Parent's fiscal years         qualifications (including any (A) "going concern" or like qualification or exception with respect to the fiscal year ending December 31, 2005, and each subsequent fiscal year, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                              (d) a Compliance Certificate.
----------------------------- ----------------------------------------------------------------------------------------

----------------------------- ----------------------------------------------------------------------------------------
as soon as available, but     (e) copies of Parent's Projections, in form and substance (including as to scope
in any event within 30 days   and underlying assumptions) satisfactory to Lender, in its Permitted Discretion,
prior to the start of each    for the forthcoming 3 years, year by year, and for the forthcoming fiscal year,
of Parent's fiscal years,     month by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of Parent/Borrowers during the period covered thereby and

                              (f) copies of valuations of the Parent's business, in form and substance
                              (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming 1year.
----------------------------- ----------------------------------------------------------------------------------------
if and when filed by any      (g) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current
Borrower,                     reports,

                              (h) any other filings made by any Borrower with the SEC, and

                              (i) any other information that is provided by Parent to its stockholders generally.
----------------------------- ----------------------------------------------------------------------------------------
promptly, but in any event    (j) notice of such event or condition and a statement of the curative action
within 5 days after a         that Borrowers proposes to take with respect thereto.
Borrower has knowledge of
any event or condition that
constitutes a Default or an
Event of Default,
----------------------------- ----------------------------------------------------------------------------------------
promptly after the            (k) notice of all actions, suits, or proceedings brought by or against any
commencement thereof, but     Borrower or any Subsidiary of a Borrower before any Governmental Authority which
in any event within 5 days    reasonably could be expected to result in a Material Adverse Change.
after the service of
process with respect
thereto on any Borrower or
any Subsidiary of a
Borrower,
----------------------------- ----------------------------------------------------------------------------------------
upon the request of Lender,   (l) any other information reasonably requested relating to the financial condition of Borrowers or their Subsidiaries.
============================= ========================================================================================

                                      -2-